UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 10, 2008

DexCom, Inc.

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-51222	33-0857544
(Commission File Number)	(IRS Employer Identification No.)

6340 Sequence Drive, San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

(858) 200-0200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 10, 2008, DexCom, Inc. (“DexCom”), entered into a Collaboration Agreement (the “Agreement”) with Edwards Lifesciences LLC (“Edwards”). Pursuant to the Agreement, DexCom and Edwards have agreed to develop jointly and to market continuous blood glucose sensing devices for application within the hospital market. Under the terms of the Agreement, Edwards will pay DexCom an upfront fee of $13,000,000. In addition, Edwards will also pay DexCom up to $23,500,000 over the next three years for product development costs and milestones related to regulatory approvals and manufacturing readiness. DexCom will also receive either a profit-sharing payment of 10% of commercial sales of the device, or a royalty of 6% of commercial sales of the device. The Agreement provides Edwards with an exclusive license under DexCom’s intellectual property in the hospital market. Edwards will be responsible for global sales and marketing, and DexCom will initially be responsible for manufacturing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DEXCOM, INC.

By:	/s/ Steven R. Pacelli
Steven R. Pacelli Senior Vice President of Corporate Affairs

Date: November 10, 2008